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                                                            EXHIBIT 99.2

           BAY APARTMENT COMMUNITIES AND AVALON PROPERTIES TO MERGE

      -- RESULT WILL BE PREEMINENT LUXURY APARTMENT COMPANY IN THE U.S. WITH $3.7 BILLION TOTAL CAPITALIZATION AND SIGNIFICANT PRESENCE IN EACH
                    OF THE TOP-TEN U.S. APARTMENT MARKETS --

      -- AVALON ALSO ANNOUNCES PRESALE ACQUISITION OF EIGHT COMMUNITIES
                           IN THE PACIFIC NORTHWEST --


SAN JOSE, CA, AND ALEXANDRIA, VA, MARCH 9/PRNewswire/ -- Bay Apartment Communities, Inc. (NYSE: BYA - news) and Avalon Properties, Inc. (NYSE: AVN - news) announced today that they have signed a definitive merger agreement. The surviving company, to be named Avalon Bay Communities, Inc., will be the preeminent luxury apartment company in the U.S., with an immediate total market capitalization of $3.7 billion, approximately 63 million shares and partnership units outstanding, $2.7 billion of combined equity, including preferred stock, and a portfolio of 140 communities with 40,506 apartment homes in 29 markets in 15 states and the District of Columbia.

Under the terms of the agreement, Avalon will be merged into Bay Apartment Communities, with Bay Apartment Communities being the surviving entity, through an exchange of shares in which Avalon common shareholders will receive 0.7683 shares of Bay Apartment Communities common stock for each share of Avalon common stock they own. Avalon's preferred shareholders will receive comparable preferred shares of Bay as a result of the merger.

The merger, which has been unanimously approved by the boards of directors of both companies and is expected to close in June 1998, has been structured as a tax-free transaction and will be accounted for as a purchase of Avalon by Bay Apartment Communities.

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It is expected that upon completion of the transaction, the new company will have an annual dividend of $2.04, an increase of $0.36 per share (or 21%) over Bay Apartment Communities' current annual dividend of $1.68, and essentially equivalent to Avalon's current annual dividend.

Avalon Bay Communities, Inc., will be listed on the New York Stock Exchange and will be headquartered in Alexandria, VA, with super-regional offices in San Jose, CA, and Wilton, CT.

Avalon Bay will be led by a highly experienced management team that will include:
      Gilbert M. Meyer as Executive Chairman;
      Richard L. Michaux as Chief Executive Officer;
      Charles H. Berman as President and Chief Operating Officer;
      Bryce Blair as Senior Vice President-Development/Acquisitions;
      Max L. Gardner as Senior Vice President-Merger Integration;
      Morton L. Newman as Senior Vice President-Construction;
      Thomas J. Sargeant as Senior Vice President and Chief Financial Officer; Debra Lynn Shotwell as Senior Vice President-Administration;
      Robert H. Slater as Senior Vice President-Property and Operations; and Jeffrey B. Van Horn as Senior Vice President-Investments.

Gilbert M. Meyer, Chairman and President of Bay Apartment Communities, said, "It is clear that larger, national REITs enjoy significant competitive advantages that accrue from, among other things, a lower cost of capital and enhanced operating efficiencies. This transaction between Avalon and Bay is an ideal merger, and we believe that the benefits that the merger with Avalon will provide will be very substantial."

"We are impressed by the strength and depth of Avalon's management team, its state-of-the-art and scalable information systems, its community management abilities, and its strategic focus on select high barrier-to-entry markets that mirrors our own strategy."

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"Beyond a similar heritage as investment developers and builders, both companies share a focus on superior resident service, both enjoy consistent asset quality and resident profiles, and both have similar capital structures and financing strategies. The extensive experience of senior management and the deep bench strength of the entire management team will give us the best of both worlds: the size and scope of a coast-to-coast competitor and the ability to have in place seasoned "sharpshooters" in local and regional markets. Add to that the complementary portfolios that will give Avalon Bay a significant presence in each of the top-ten apartment markets and we see a transaction that holds great promise for Avalon Bay Communities' shareholders."

Richard L. Michaux, Chairman and Chief Executive Officer of Avalon Properties, said, "Bay and Avalon represent an ideal, complementary strategic fit which will greatly benefit the shareholders, residents, and employees of both companies. Geographically, we will combine Avalon's established presence in select high barrier-to-entry markets in the Northeast, Mid-Atlantic and Midwestern states with Bay's equally strong presence in select high barrier-to-entry markets of Northern and Southern California and the Pacific Northwest. With this transaction, we are equaling or exceeding the majority of the goals of our Plan 2002 by the end of 1998 with much less market risk. The merger will also provide greater diversity in Avalon Bay Communities' mix of industries and businesses that drive local economies."

"Functionally, Avalon Bay Communities will have unparalleled breadth of abilities and experience within the entire spectrum of multifamily acquisition, development, construction, reconstruction, and community management. The complementary nature of the two companies' skill sets is compelling. Bay has unique strengths and a proven record for construction, and particularly reconstruction, within difficult urban environments. We see tremendous opportunities to create incremental value not currently being realized by applying Bay's reconstruction techniques within the Midwestern, Northeastern, and Mid-Atlantic markets of Avalon."

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"Financially, we anticipate that shareholders of Avalon Bay Communities should benefit from improved long-term earnings growth, greater value-creation opportunities, enhanced liquidity, strengthened credit profile, and a diversification of assets into additional high barrier-to-entry markets."

Charles H. Berman, President and Chief Operating Officer of Avalon Properties, who will manage daily real estate operations, said: "We anticipate this combination will add $0.07 per share during the remainder of 1998 and $0.15 per share in 1999."

"The ability to integrate the substantial skills and best practices of both companies is the key to delivering the value we expect to create for shareholders with this merger. To ensure that we achieve a seamless integration process and realize the full potential of this merger, we have hired two expert merger integration consulting firms and, working with them, have initiated a comprehensive merger integration effort. Max Gardner, one of Bay's most senior and experienced executives, is heading this effort. Max is leading multiple task forces comprising key leaders from both companies."

"These task forces will be charged with jointly identifying the 'best practices' of both companies that will be implemented nationwide so that Avalon Bay functions as a cohesive company immediately after the transaction closes. Max and these task forces will work closely with the two merger integration consulting firms to help ensure the successful combination of the two organizations and the creation of one common culture within Avalon Bay. Executives from both companies are expected to relocate to assist in the blending of a common culture at Avalon Bay Communities."

The merger is subject to the approval of the shareholders of both companies and other customary closing conditions. In connection with the execution of the merger agreement, Bay and Avalon each issued to the other an option to buy 19.9% of the issuer's outstanding common stock under certain circumstances. In addition, Bay and Avalon each adopted shareholders' rights plans.

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Avalon Bay Communities will be governed by a twelve-member Board of Directors, six of whom will be from Bay's Board of Directors and six of whom will be from Avalon's Board of Directors. Nine of the twelve Board members will be independent.

Concurrent with this transaction, Avalon announced that it has entered into a definitive agreement to acquire selected assets on a presale basis from Trammell Crow Residential-Pacific Northwest (TCR-NW), a leading, closely-held apartment development and management company. The presale acquisitions are expected to be completed during the next 24 to 36 months.

The acquisitions, which will involve a total investment of approximately $280 million, include seven communities in the Seattle market and one community in the Portland market. The acquisitions will add significant presence in this fast-growing, high barrier-to-entry region. Together, these eight communities provide 2,411 apartment homes with state-of-the-art features and amenities. The initial stabilized yield on Avalon's investment is expected to be 9.4 percent. Several of these communities are currently in the entitlement process and no assurance can be provided that all of these communities will be developed.

Bay Apartment Communities is a fully integrated, multifamily REIT focused on the acquisition, development, construction, reconstruction and management of high quality apartment home communities. The company's portfolio consists of 59 communities, containing 16,597 apartment homes, including homes delivered at Toscana, a partially developed community in Sunnyvale, California.

The company's portfolio includes 37 apartment home communities in the San Francisco Bay Area and Northern California, 19 communities in Southern California, and 3 communities in the Pacific Northwest. The company also owns five land sites in the San Francisco Bay Area on which it is building five communities which will contain an aggregate of approximately 1,360 apartment homes, including the remaining apartment


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homes under construction in Toscana. The company owns one additional land site in the San Francisco Bay Area for future development. More information on Bay Apartment Communities is available on Bay's website at http://www.bayapartmt.com.

Avalon Properties, Inc. is an equity REIT in the business of developing, acquiring and managing multifamily communities in the high barrier-to-entry markets of the United States. Avalon, named the NAHB Property management Company of the Year for 1996/1997, owns or holds an ownership interest in 66 stabilized apartment communities containing 19,724 apartment homes in twelve states and the District of Columbia. Eleven communities with 2,825 apartment homes are presently under construction. More information on Avalon Properties may be found on Avalon's Web site at http://www.avalonprop.com.

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The words "expect," "anticipate," "estimate" and other similar expressions which are predictions of or indicate future events and trends and which do not relate solely to historical matters, including information concerning the companies' future FFO estimates, identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases beyond the control of the companies and may cause the actual results, performance or achievements of the companies to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.


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Factors that might cause such a difference include, but are not limited to, the following: occupancy rates and market rents may be adversely affected by local economic, interest rates and market conditions which are beyond management's control; the companies may not be able to successfully integrate large portfolio acquisitions in new markets with then current business operations; and additional factors discussed in the companies' periodic reports filed with the Securities and Exchange Commission.

Contacts:

Bay Apartment Communities               Avalon Properties

Gilbert M. (Mike) Meyer                 Richard L. Michaux
Chairman of the Board and               Chairman of the Board,
President                               Chief Executive Officer and Director
(408) 260-3715                          (703) 317-4601


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